SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      February 11, 1999 (January 27, 1999)
                Date of Report (Date of earliest event reported)


                               Baron Capital Trust
              Exact name of registrant as specified in its charter


         Delaware                 333-35063 Commission           31-1574856
State or other jurisdiction            File Number               IRS Employer
      of incorporation                                        Identification No.

                               Baron Capital Trust
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                Address of principal executive offices, zip code


                                  513-984-5001
                         Registrant's telephone number,
                               including area code


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Item 2.  Acquisition or Disposition of Assets

     In October 1998 and January 1999, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership of which the Registrant is the sole general partner and a limited partner, acquired an approximately 12.3% and 6.15% limited partnership interest, respectively, in Alexandria Development, L.P. (the "Alexandria Partnership"). The Alexandria Partnership is a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property (the "Alexandria Property") under construction in Alexandria, Kentucky. Forty-nine of the 168 residential units (approximately 29%) have been completed and are in the rent-up stage. As of February 9, 1999, 28 (or approximately 57%) of the 49 units completed have been rented at an average monthly rental rate of approximately $672.

     The Operating Partnership paid an aggregate of $600,000 for the 18.45% partnership interest acquired and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented.

     The Operating Partnership acquired the limited partnership interests from the Alexandria Partnership after that partnership redeemed, at the same price paid by the Operating Partnership, a like amount of limited partnership interests held by Gregory K. McGrath, a founder of the Registrant and the Operating Partnership and their respective Chief Executive Officer. An affiliate controlled by Mr. McGrath serves as the managing general partner of the Operating Partnership and the Alexandria Partnership. Mr. McGrath has guaranteed that the Operating Partnership will receive an annualized return on its investment of 12% until the earlier to occur of (i) December 31, 1999 or (ii) the full completion of the Alexandria Property and the achievement of a stabilized occupancy rate of at least 90% for at least 90 consecutive days.

     The purchase price was determined by the parties taking into account an appraisal of the Alexandria Property prepared in July 1998 by Cushman & Wakefield, an independent appraisal firm, which estimated the current value of the Alexandria Property at $11,000,000, assuming satisfactory completion of the property and stabilized occupancy.

     The transaction was unanimously approved by the Independent Trustees of the Registrant prior to closing of the acquisition.

Item 7. Financial Statements and Exhibits.

     Neither financial statements nor exhibits are required by this item.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     BARON CAPITAL TRUST

Date: February 11, 1999                     By:    /s/ Gregory K. McGrath
                                                  ------------------------------
                                                  Gregory K. McGrath,
                                                  Chief Executive Officer

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